Exhibit 99.5
Comparing the Director Nominee Slates:
A Choice Between Moving Forward or Changing Back

Our New	Public
Candidates	Company*	International*	Manufacturing*	Restructuring*
Anthony	X	X	X	X
Barker	X	X	X	X
Bloss	X	X	X	X
Smith	X	X	X	X
Herrick Nominees
Herrick
Lebowski
Seikel			X
Savas			X

*	Experience post Sarbanes-Oxley Act of 2002, excluding Tecumseh
We believe that each of the candidates that have been nominated by the Board of Tecumseh is highly qualified and experienced. They were selected through a rigorous and careful review process, with the advice and assistance of a leading executive recruiter, Korn/Ferry International.
The Board’s slate includes candidates with diverse perspectives — and diverse and complementary financial, operational and managerial skills. Except for the CEO of Tecumseh, all of the Board’s nominees are independent of management.
Our Slate
The Board’s Incumbent Nominees
•	Ed Buker: As President, Chief Executive Officer and Chairman of the Board of Directors, he has been an integral part of the operations, strategy and product improvements and advancements at Tecumseh over the past several years. Before joining Tecumseh, Buker led Citation Corporation, a supplier of metal components, and held executive positions at divisions of Visteon Automotive and United Technologies Automotive.

•	William Aziz: A director since 2007, he brings a deep understanding of restructuring and accounting to Tecumseh’s Board. He is President of BlueTree Advisors Inc., a private advisory firm focused on restructuring and improving performance of client companies. He has served on the boards of Sun-Times Media Group, Doman Industries Limited and Algoma Steel, among other public and private companies.
•	Jeffry Quinn: A Tecumseh Director since 2007, he understands the dynamics of manufacturing companies. He is Chairman, President, and CEO of Solutia Inc., a chemical and performance materials company with $4 billion in annual revenue, where he has enhanced the company’s performance, improved its financial results and strengthened its portfolio of businesses.
The Board’s New Nominees
•	Leonard Anthony: He has more than 25 years of financial and operational experience as a top executive at several steel companies. Until July 2008, he served as the President and Chief Executive Officer of WCI Steel (n/k/a Severstal Steel) and was previously the Chief Financial Officer and Treasurer of International Steel Group, a Fortune 500 company.

•	William Barker: He has substantial leadership experience in the manufacturing sector, both in the United States and abroad. Barker served as a senior executive at Rexam PLC, a global consumer packaging company and beverage can-maker and as President, Textron Fastening System Commercial Solutions Group, a unit of Textron, a Fortune 500 company.

•	David Bloss, Sr.: He gained deep experience in industrial and manufacturing businesses while serving as Chairman and CEO of Circor International, which designs, manufactures, and distributes valves and related fluid-control products. He serves as a Director of Magentek Inc., which develops and manufactures digital power and motion control systems.

•	Greg Smith: He is former Chairman and CEO of Ford Motor Credit Co. and former President of the Americas of The Ford Motor Company. He has deep experience with both the financial and manufacturing aspects of public companies.
The Herrick Slate
In addition to Kent Herrick, the Herrick nominees all have pre-existing relationships with Honigman, Miller Swartz and Cohn, the law firm representing Todd and Kent Herrick personally, the Herrick Foundation and the Herrick Family Trusts.
•	Kent Herrick was removed from an executive position at Tecumseh in 2007, when the Company was on the brink of bankruptcy. Mr. Herrick has no public company experience outside of Tecumseh. In addition, Mr. Herrick admitted in sworn testimony to providing nonpuplic and confidential corporate information to third parties as part of the unauthorized effort to market and sell the company. Mr. Herrick is also excluded from the Company’s leniency agreement with the U.S. Department of Justice (DOJ), based on, the Company believes, his refusal to cooperate with their investigation. Documents and witness testimony revealed during the investigation suggest that, at a minimum, he had direct knowledge of questionable business practices and potentially illegal anti-competitive activity. As a consequence, he remains subject to potential criminal prosecution.

•	Steve Lebowski’s record as a Tecumseh director is marked by often arbitrary positions and a lack of independence from the Herricks. To our knowledge, he has never served as an executive officer at a public or private company with significant revenue.

•	To our knowledge, neither Terence Seikel nor Zachary Savas has served on the board of a public company.